Consent of Independent Registered Public Accounting Firm


We consent to the references to our firm under the caption "Independent Registered Public Accounting Firm" in the Prospectus and in the Statement of Additional Information and to the use of our report dated February 18, 2005 with respect to the consolidated financial statements of American Enterprise Life Insurance Company and to the use of our report dated March 31, 2005 with respect to the financial statements of American Enterprise Variable Annuity Account included in Post-Effective Amendment No. 26 to the Registration Statement (Form N-4, No. 333-92297) for the registration of the American Express Innovations(SM) Variable Annuity offered by American Enterprise Life Insurance Company.


                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                               Ernst & Young LLP

Minneapolis, Minnesota
September 29, 2005